-20-

                                  EXHIBIT 23.2

                                   CONSENT OF
                          CERTIFIED PUBLIC ACCOUNTANTS'


                                                              July 14, 1999


Saf T Lok Incorporated
1101 Northpoint Parkway
West Palm Beach, Florida 33407

Gentlemen:

         We consent to incorporation by reference in Form S-8 of Saf T Lok Incorporated (the "Company") of our report dated March 24, 1999 relating to the consolidated balance sheets of the Company as of December 31, 1998 and December 31, 1997 and the related consolidated statements of operations, changes in shareholders' equity and changes in cash flows for the years then ended, which report is included in the annual report on Form 10-KSB.




                                           /S/ GOLDBERG AND COMPANY,  P.A.
                                               CERTIFIFIED PUBLIC ACCOUNTANTS